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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant

Company                         State            Owner
-------------------------------------------------------------------------------------------
Oak Street Mortgage LLC         Delaware         Oak Street Financial Services, Inc. (100%)

Oak Street Mortgage
of Tennessee LLC                Tennessee        Oak Street Mortgage LLC (100%)

KS&K, LLC                       Delaware         Oak Street Mortgage LLC (100%)

Oak Street Mortgage, Inc.       Delaware         Oak Street Mortgage LLC (100%)

Oak Street Investment
Services LLC                    Delaware         Oak Street Mortgage LLC (100%)

Oak Street Funding LLC          Delaware         Oak Street Investment Services, LLC (90%)

Hudson & Keyse, LLC             Delaware         Oak Street Investment Services, LLC (50%)

Oak Street Operations LLC       Delaware         Oak Street Financial Services, Inc. (63.85%)*



*To be owned 100% by Oak Street Financial Services, Inc. at closing of public offering.